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                                                                    Exhibit 23.3

               [CASUALTY ACTUARIAL CONSULTANTS, INC. LETTERHEAD]






December 19, 2003

Mr. Ken Mitchell
Chief Financial Officer
Symbion Healthcare
40 Burton Hills Boulevard
Suite 500
Nashville, TN 37215

RE: CONSENT

Dear Mr. Mitchell:

We consent to the reference to our firm and our actuarial report in the Registration Statement on Form S-1 and related prospectus of Symbion, Inc. for the registration of its common stock.

If you have any questions, or need anything further from us at this time,please call or write.

Sincerely,

/s/ Cecilia M. LePere

Cecilia M. LePere, ACAS, MAAA
Senior Vice President

cc:  Ed Costner - CACI